News Release

MoneyGram International Reports First Quarter 2018 Financial Results
DALLAS (May 7, 2018) -- MoneyGram (NASDAQ:MGI) today reported financial results for its first quarter ended March 31, 2018.
First Quarter Financial Results

•	Total revenue of $380.0 million declined 2% on a reported basis and 5% on a constant currency basis compared to first quarter 2017.

◦	Money transfer revenue was $336.6 million, representing a decrease of 1% on a reported basis and a decrease of 6% on a constant currency basis as compared to first quarter 2017.

▪
Revenue results were in-line with the company's expectations and reflect the impact of newly implemented, industry-leading compliance standards, along with ongoing geopolitical challenges in certain markets.

◦	Moneygram.com revenue grew 21% primarily from new customer acquisitions. Digital revenue represented 16% of total money transfer revenue.

•	Net income was $7.1 million compared to $8.8 million for first quarter 2017. EBITDA was $66.3 million, an increase of $12.9 million as compared to the year-ago period.

•	Net income and EBITDA results included:

◦	Other income of $30.0 million related to the terminated merger with Ant Financial.

◦
An additional accrual of $10.0 million in connection with a possible resolution of the company's deferred prosecution agreement (the "DPA"), which is based on the facts and circumstances known at the present time. In the fourth quarter of 2017, the company accrued $85.0 million related to the same matter.

◦	$7.3 million of restructuring and reorganization costs.

◦
Income tax expense of $14.8 million compared to $2.5 million in the year-ago period. The increase was primarily due to the negative impact of certain provisions in the US tax reform legislation enacted in December 2017 and the non-deductability of certain expenses.

•	Adjusted EBITDA was $66.6 million and remained relatively flat compared to first quarter 2017. Adjusted EBITDA margin was 17.5% as compared to 17.2% for first quarter 2017.

•	Diluted earnings per share was $0.11 compared to diluted earnings per share of $0.13 in the first quarter 2017. Adjusted diluted earnings per share was $0.15.

•	Adjusted Free Cash Flow was $29.4 million for the quarter, an increase of $2.6 million compared to first quarter 2017.

“2018 will be a transition year for MoneyGram as we continue to invest and reposition the company to compete in a fast changing environment,” said Alex Holmes, MoneyGram's chairman and chief executive officer. “We are increasing our investments in digital assets as we accelerate our transition to a digitally enabled customer-first organization. At the same time, our focus on compliance will underpin our future success. Fraud and risk are on the rise globally and we are enhancing our processes and systems to provide our customers with the best experience and the highest standards of protection. During the quarter, we implemented significant new compliance standards which are above and beyond what is currently required by law and without comparison in the money transfer industry. While these standards are expected to adversely impact transactions and revenue in 2018, we are setting the industry paradigm and intend to be at the forefront of compliance as we lead our business into the future."
Restructuring and Reorganization
In the first quarter of 2018, the company initiated a restructuring and reorganization program as part of its Digital Transformation initiative.  The company incurred $7.3 million of expenses in the quarter, and expects the full cost of the program to be approximately $15 million.  This program reflects the alignment of the organization with the delivery of new digital touch-points for customers and agents, and the maturity of the company’s global agent model.  The company expects efficiencies that will result in $30 million of expense reductions in 2018 and, upon completion, $45 million on an annualized basis.

Full Year 2018 Outlook

Including the company’s first quarter results along with the expected impact of its new compliance standards and recently announced Walmart2World service, the company estimates full year 2018 constant currency revenue to decline between 4% and 6%. Adjusted EBITDA on a constant currency basis is expected to decline between 8% and 10%.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the company’s projected results of operations, specific factors expected to impact the company’s results of operations, and the expected restructuring and reorganization program results. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing "white label" branded money transfer products or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents; uncertainties relating to compliance with the DPA entered into with the U.S. federal government and the effect of the DPA on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our offering of money transfer services through agents in regions that are politically volatile; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which rely; disruptions to our computer network systems and data centers; weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries or the secession of a country from the European Union; our ability to manage credit risks from our agents and official check financial institution customers; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the Securities and Exchange Commission (the “SEC”), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2017.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s SEC filings. MoneyGram’s SEC filings may be obtained by contacting MoneyGram, through MoneyGram’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.

###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs, compliance enhancement program costs, direct monitor costs, legal and contingent matter costs, restructuring and reorganization costs, currency changes and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Segment Reconciliations
Table Four	-	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	-	Adjusted Net Income and Adjusted Diluted EPS
Table Six	-	Condensed Consolidated Balance Sheets
Table Seven	-	Condensed Consolidated Statements of Cash Flows
Table Eight	-	Income Statement Presentation Change and Correction of Prior Period Results

Conference Call
MoneyGram International will host a conference call tomorrow, May 8, at 8:00 a.m. CT, 9:00 a.m. ET, to discuss its results. Alex Holmes, chairman and chief executive officer, and Larry Angelilli, chief financial officer, will host the call.
Participant Dial-In Numbers:
U.S.:     1-888-394-8218
International: +1-323-701-0225
Replay:    1-844-512-2921 or 1-412-317-6671
Replay ID:     3322067
Replay is available through May 15, 2018
About MoneyGram International
MoneyGram is a global provider of innovative money transfer services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended March 31,		2018 vs
	2018	2017	2017

REVENUE
Fee and other revenue	$370.1	$380.3	$(10.2)
Investment revenue	9.9	5.8	4.1
Total revenue	380.0	386.1	(6.1)

Total revenue growth, as reported	(2)%	—%
Total revenue growth, constant currency	(5)%	1%

OPERATING EXPENSES
Total commissions and direct transaction expenses (1)	185.5	192.4	(6.9)
Compensation and benefits (2)	79.3	70.2	9.1
Transaction and operations support (1)	74.8	66.5	8.3
Occupancy, equipment and supplies	16.6	15.3	1.3
Depreciation and amortization	18.1	18.3	(0.2)
Total operating expenses (2)	374.3	362.7	11.6
OPERATING INCOME (2)	5.7	23.4	(17.7)
Other (income) expenses
Interest expense	12.3	10.8	1.5
Other non-operating (income) expense (2)	(28.5)	1.3	(29.8)
Total other (income) expenses (2)	(16.2)	12.1	(28.3)
Income before income taxes	21.9	11.3	10.6
Income tax expense	14.8	2.5	12.3
NET INCOME	$7.1	$8.8	$(1.7)

EARNINGS PER COMMON SHARE
Basic	$0.11	$0.14	$(0.03)
Diluted	$0.11	$0.13	$(0.02)

Weighted-average outstanding common shares and equivalents used in computing earnings per share
Basic	63.8	62.1	1.7
Diluted	66.2	66.1	0.1

(1) 2017 financial information reflects income statement presentation change outlined in Table 8.
(2) 2017 financial information reflects the adoption of ASU 2017-07.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended March 31,		2018 vs
	2018	2017	2017

Money transfer revenue	$336.6	$341.7	$(5.1)
Bill payment revenue	20.8	25.1	(4.3)
Total revenue	$357.4	$366.8	$(9.4)

Commissions and direct transaction expenses (1)	$181.7	$190.7	$(9.0)

Operating income (2)	$1.4	$25.2	$(23.8)

Operating margin (2)	0.4%	6.9%

Money transfer revenue growth, as reported	(1)%	(1)%
Money transfer revenue growth, constant currency	(6)%	1%

Financial Paper Products

(Amounts in millions, except percentages)	Three Months Ended March 31,		2018 vs
	2018	2017	2017
Money order revenue	$13.4	$12.5	$0.9
Official check revenue	9.2	6.8	2.4
Total revenue	$22.6	$19.3	$3.3

Total commissions expense	$3.8	$1.7	$2.1

Operating income (2)	$5.6	$4.7	$0.9

Operating margin (2)	24.8%	24.4%

(1) 2017 financial information reflects income statement presentation change outlined in Table 8.
(2) 2017 financial information reflects the immaterial correction outlined in Table 8.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended March 31,		2018 vs
	2018	2017	2017

Revenue (as reported)	$357.4	$366.8	$(9.4)

Adjusted operating income (1)	$29.9	$33.4	$(3.5)

Legal and contingent matters	(11.4)	—	(11.4)
Restructuring and reorganization costs	(7.3)	—	(7.3)
Compliance enhancement program	(2.4)	(1.8)	(0.6)
Direct monitor costs	(3.1)	(2.8)	(0.3)
Stock-based compensation expense	(4.3)	(3.6)	(0.7)
Total adjustments	(28.5)	(8.2)	(20.3)

Operating income (as reported) (1)	$1.4	$25.2	$(23.8)

Adjusted operating margin (1)	8.4%	9.1%
Total adjustments	(8.0)%	(2.2)%
Operating margin (as reported) (1)	0.4%	6.9%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended March 31,		2018 vs
	2018	2017	2017

Revenue (as reported)	$22.6	$19.3	$3.3

Adjusted operating income (1)	$6.3	$5.4	$0.9

Compliance enhancement program	(0.2)	(0.3)	0.1
Stock-based compensation expense	(0.5)	(0.4)	(0.1)
Total adjustments	(0.7)	(0.7)	—

Operating income (as reported) (1)	$5.6	$4.7	$0.9

Adjusted operating margin (1)	27.9%	28.0%
Total adjustments	(3.1)%	(3.6)%
Operating margin (as reported) (1)	24.8%	24.4%

(1) 2017 financial information reflects the immaterial correction outlined in Table 8.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended March 31,		2018 vs
	2018	2017	2017

Income before income taxes	$21.9	$11.3	$10.6
Interest expense	12.3	10.8	1.5
Depreciation and amortization	18.1	18.3	(0.2)
Signing bonus amortization	14.0	13.0	1.0
EBITDA	66.3	53.4	12.9

Significant items impacting EBITDA:
(Income) costs related to the terminated merger with Ant Financial (1)	(29.3)	2.8	(32.1)
Legal and contingent matters (2)	11.4	1.2	10.2
Restructuring and reorganization costs	7.3	—	7.3
Stock-based, contingent and incentive compensation	4.8	4.0	0.8
Direct monitor costs	3.1	2.8	0.3
Compliance enhancement program	2.6	2.1	0.5
Severance and related costs	0.4	—	0.4
Adjusted EBITDA	$66.6	$66.3	$0.3

Adjusted EBITDA margin (3)	17.5%	17.2%	0.3%

Adjusted EBITDA growth, as reported	—%
Adjusted EBITDA growth, constant currency adjusted	(4)%

Adjusted EBITDA	$66.6	$66.3	$0.3
Cash payments for interest	(11.5)	(10.0)	(1.5)
Cash payments for taxes, net of refunds	(1.6)	(0.7)	(0.9)
Cash payments for capital expenditures	(12.3)	(18.6)	6.3
Cash payments for agent signing bonuses	(11.8)	(10.2)	(1.6)
Adjusted Free Cash Flow	$29.4	$26.8	$2.6

(1) Income includes the $30.0 million merger termination fee, and costs include, but are not limited to, legal, bank and consultant fees.
(2) 2018 primarily consists of an additional $10.0 million accrual related to the DPA.
(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except per share data)	2018	2017

Net income	$7.1	$8.8
Total adjustments (1)	0.3	12.9
Tax impacts of adjustments (2)	2.7	(4.7)
Adjusted net income	$10.1	$17.0

Diluted earnings per common share	$0.11	$0.13

Diluted adjustments per common share	0.04	0.13

Diluted adjusted earnings per common share	$0.15	$0.26

Diluted weighted-average outstanding common shares and equivalents	66.2	66.1

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$199.7	$190.0
Settlement assets	3,483.3	3,756.9
Property and equipment, net	206.3	214.9
Goodwill	442.2	442.2
Other assets	177.7	168.5
Total assets	$4,509.2	$4,772.5

LIABILITIES
Payment service obligations	$3,483.3	$3,756.9
Debt, net	906.3	908.1
Pension and other postretirement benefits	94.3	97.3
Accounts payable and other liabilities	258.0	255.5
Total liabilities	4,741.9	5,017.8

STOCKHOLDERS’ DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at March 31, 2018 and December 31, 2017	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at March 31, 2018 and December 31, 2017	0.6	0.6
Additional paid-in capital	1,039.6	1,034.8
Retained loss	(1,367.8)	(1,336.1)
Accumulated other comprehensive loss	(59.6)	(63.0)
Treasury stock: 3,296,003 and 4,585,223 shares at March 31, 2018 and December 31, 2017, respectively	(29.4)	(65.5)
Total stockholders’ deficit	(232.7)	(245.3)
Total liabilities and stockholders’ deficit	$4,509.2	$4,772.5

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7.1	$8.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities	23.4	(18.4)
Net cash provided by (used in) operating activities	30.5	(9.6)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(12.3)	(18.6)
Net cash used in investing activities	(12.3)	(18.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(2.4)	(2.5)
Proceeds from exercise of stock options and other	—	0.9
Payments to tax authorities for stock-based compensation	(6.1)	—
Net cash used in financing activities	(8.5)	(1.6)
NET CHANGE IN CASH AND CASH EQUIVALENTS	9.7	(29.8)

CASH AND CASH EQUIVALENTS—Beginning of period	190.0	157.2
CASH AND CASH EQUIVALENTS—End of period	$199.7	$127.4

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC.
INCOME STATEMENT PRESENTATION CHANGE AND CORRECTION OF PRIOR PERIOD RESULTS
(Unaudited)

2017 CONSOLIDATED RESULTS
	Three Months Ended				Twelve Months Ended December 31
(Amounts in millions)	March 31	June 30	September 30	December 31
Total commissions expense (as reported)	$187.3	$196.2	$192.7	$196.0	$772.2
Direct transaction expenses (1)	5.1	4.8	5.8	6.1	21.8
Commissions and direct transaction expenses	$192.4	$201.0	$198.5	$202.1	$794.0

Transaction and operations support (as reported)	$71.6	$90.3	$78.3	$162.1	$402.3
Direct transaction expenses (1)	(5.1)	(4.8)	(5.8)	(6.1)	(21.8)
Transaction and operations support	$66.5	$85.5	$72.5	$156.0	$380.5

2017 SEGMENT RESULTS
	Three Months Ended				Twelve Months Ended December 31
(Amounts in millions)	March 31	June 30	September 30	December 31
Global Funds Transfer
Total commissions expense (as reported)	$185.6	$193.9	$189.8	$192.9	$762.2
Direct transaction expenses (1)	5.1	4.8	5.8	6.1	21.8
Commissions and direct transaction expenses	$190.7	$198.7	$195.6	$199.0	$784.0

Operating income (loss) (as reported)	$26.1	$14.7	$29.6	$(56.1)	$4.9
Correction(2)	(0.9)	(2.4)	(6.1)	—	—
Operating income (loss) (as corrected)	$25.2	$12.3	$23.5	$(56.1)	$4.9
Financial Paper Products
Operating income (as reported)	$4.8	$17.2	$4.6	$5.0	$31.8
Correction(2)	(0.1)	0.2	0.1	—	—
Operating income (as corrected)	$4.7	$17.4	$4.7	$5.0	$31.8
Other operating loss
Operating loss (as reported)	$(7.5)	$(10.7)	$(9.2)	$(3.9)	$(22.1)
Correction(2)	1.0	2.2	6.0	—	—
Operating loss (as corrected)	$(6.5)	$(8.5)	$(3.2)	$(3.9)	$(22.1)

(1) In the first quarter of 2018, the Company changed the presentation of certain operating expenses. Prior period amounts have been updated to reflect the change in presentation, which had no impact on operating income, net income, earnings per share, or segments operating results.

(2) In the fourth quarter of 2017, the Company's management determined that there was an immaterial error with respect to the allocation of certain expenses between the reporting segments in the first three quarters of 2017. The Company assessed the materiality of the misstatement both quantitatively and qualitatively and determined that the error was immaterial to all prior consolidated financial statements, taken as a whole. Accordingly, prior period amounts have been adjusted to reflect the correction of the immaterial error. This correction resulted in a decrease to Global Funds Transfer and Financial Paper Products operating income, and a decrease to Other operating loss. There was no impact on total operating income or other financial statement amounts reported.

CONTACT:
MoneyGram International, Inc.
Suzanne Rosenberg
214-979-1400
ir@moneygram.com

Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com